AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 2004

                                       Registration Statement No. 333-111855

-------------------------------------------------------------------------------
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------
                                 AMENDMENT NO. 4

                                       to

                                    FORM F-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------
                       MEDIA CENTURY INTERNATIONAL LIMITED
             (Exact name of Registrant as specified in its charter)

      British Virgin Islands                      7370                           NOT APPLICABLE
  (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)


                            ROOMS 3505-06, 35TH FLOOR
                          EDINBURGH TOWER, THE LANDMARK

                       15 QUEEN'S ROAD CENTRAL, HONG KONG

                                 (852) 2736-2111

   (Address and telephone number of Registrant's principal executive offices)
                              --------------------
                                 WEBSITE EXPRESS

                           333 BREA CANYON ROAD, # 221
                              DIAMOND BAR, CA 91765

                                  909-468-5577

           (Name, address, and telephone number of agent for service)
                              --------------------
                                   COPIES TO:

           SIMON C. LUK, ESQ.                       STEPHEN DAVIS, ESQ.
  HELLER EHRMAN WHITE & MCAULIFFE LLP       HELLER EHRMAN WHITE & MCAULIFFE LLP

    35TH FLOOR, ONE EXCHANGE SQUARE                 120 WEST 45TH STREET
           8 CONNAUGHT PLACE                      NEW YORK, NEW YORK 10036
           CENTRAL, HONG KONG                           212-832-8300

           011-852-2292-2000

                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form is to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ---------------------- ----------------------- -------------------- --------------------
      TITLE OF EACH CLASS OF                   AMOUNT TO BE          PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE REGISTERED                 REGISTERED            OFFERING PRICE          AGGREGATE        REGISTRATION FEE(2)
                                                                      PER SHARE (1)         OFFERING PRICE
------------------------------------------ ---------------------- ----------------------- -------------------- --------------------
------------------------------------------ ---------------------- ----------------------- -------------------- --------------------
Common Stock, par value $0.10 per share                100,000                 $1.00                $100,000              $12.70
------------------------------------------ ---------------------- ----------------------- -------------------- --------------------
(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c)
under the Securities Act of 1933
(2) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED NOVEMBER 5, 2004

                                   PROSPECTUS

                         100,000 SHARES OF COMMON STOCK

                           MEDIA CENTURY INTERNATIONAL

                                     LIMITED

                                 ---------------

     Media  Century   International  Limited  is  a  development  stage  company established in the British Virgin Islands ("BVI") on July 18, 2002. We are offering 100,000 new shares of our common stock for sale to the public at an offering price of $1.00 per common share. The offering will close no later than 90 days after the effective date of this registration statement that includes this prospectus. There are no underwriters or broker-dealers involved in the selling of our common shares. We have made no selling arrangements for the sale of the securities offered in this prospectus. The common shares are being offered by us on a "direct public offering, no minimum basis." There is no minimum purchase requirement and no arrangements to place funds in an escrow, trust or similar account. The net proceeds from the anticipated sale of the common shares will be for our benefit.

     This is our initial public offering, and no public market currently exists for the common shares. Prior to this offering there has been no public market for our shares of common stock, and there can be no assurance that such a public market will develop or be sustained after this offering is completed. Our common stock is not listed on any securities exchange or any automated quotation system.

     We have arbitrarily determined the offering price of $1.00 per share offered hereby. The offering price bears no relationship to our assets, book value, or any other customary investment criteria.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

                                ---------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 ---------------

                The date of this prospectus is November __, 2004.

                                 BACK COVER PAGE

    Except where specifically indicated in this prospectus, "dollars" and "$"
                          mean United States dollars.

     Until ____________ (90 days after the commencement of this offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              --------------------

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................1
------------------
RISK FACTORS...............................................................5
------------
INFORMATION CONTAINED IN THIS PROSPECTUS..................................10
----------------------------------------
FORWARD-LOOKING STATEMENTS................................................11
--------------------------
ENFORCEABILITY OF CIVIL LIABILITIES.......................................11
-----------------------------------
USE OF PROCEEDS...........................................................11
---------------
DETERMINATION OF OFFERING PRICE...........................................13
-------------------------------
DIVIDEND POLICY...........................................................14
---------------
PLAN OF DISTRIBUTION......................................................14
--------------------
EXCHANGE RATE.............................................................16
-------------
CAPITALIZATION AND INDEBTEDNESS...........................................17
-------------------------------
DILUTION..................................................................18
--------
MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................20
---------------------------------------------
BUSINESS..................................................................22
--------
MANAGEMENT................................................................26
----------
RELATED PARTY TRANSACTIONS................................................28
--------------------------
PRINCIPAL SHAREHOLDERS....................................................28
----------------------
DESCRIPTION OF COMMON STOCK...............................................29
---------------------------
MEMORANDUM AND ARTICLES OF ASSOCIATION....................................30
--------------------------------------
TAXATION..................................................................33
--------
SHARES ELIGIBLE FOR FUTURE SALE...........................................34
-------------------------------
LEGAL MATTERS.............................................................35
-------------
DISCLOSURE OF COMMISSION POSITION ON
   INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.........................35
----------------------------------------------
EXPERTS...................................................................35
-------
ADDITIONAL INFORMATION....................................................35
----------------------
INDEX TO FINANCIAL STATEMENTS............................................F-1
-----------------------------

-------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

     This summary is a materially complete summary but may not contain all of the information that may be important to you. You should read the entire prospectus, especially the discussion of "Risk Factors" and the consolidated financial data and related notes, before making an investment decision.

                       MEDIA CENTURY INTERNATIONAL LIMITED

     We are a development stage company incorporated in the British Virgin Islands on July 18, 2002. As of the date of this prospectus, our only activities have been our organization, raising our initial capital, developing a general business plan and preparing this registration statement. We have not engaged in any substantive business activities to date. We are not, nor do we consider ourselves, a "blank check" company as that term is defined in SEC Rule 419. Presently, we have no intention of entering into a business combination, but we do not preclude our entering into such a transaction in the future.

     We aim to become a provider of information technology consulting and outsourcing services in Hong Kong and may eventually expand our operations to offer our services in the People's Republic of China. Our focus will be to assist new and established companies in a wide range of industries to identify their specific Information Technology requirements and to recommend and implement cost efficient Information Technology solutions. We intend to serve as outside consultants to our prospective client's internal Information Technology staff, providing a wide range of Information Technology consulting services, including assessing specific Information Technology requirements of the client, providing technology infrastructure advisory services, designing and implementing custom information systems and providing in-house training on the system developed by our staff and Information Technology outsourcing services.

     We believe that there will be a strong demand for our services based on the number of small and medium sized enterprises established and expected to be established in Hong Kong and the government support expected to be given to those small and medium sized enterprises.

     Apex Wealth Enterprises Limited, which has filed a registration statement on Form F-1 (Registration Statement No. 333-110071) and is now a public reporting company, has a business plan that is similar to ours. Apex Wealth Enterprises Limited provides business advisory and management consulting services, including strategic advisory services, business plan preparation, marketing plan development, advice on mergers, acquisitions, restructurings and the sales of businesses, and advising overseas investors on investments in Hong Kong and China to mostly small and medium enterprises in Hong Kong and China. Mr. Li Sze Tang, who is our Chief Executive Officer, Chairman of the Board of Directors and one of our principal shareholders, is also the Chief Executive Officer, Chairman of the Board of Directors and a principal shareholder of Apex Wealth Enterprises Limited. Mr. Li Sze Tang has committed to work seven hours a week at Apex Wealth Enterprises Limited.

     Our principal executive offices are located at Room 3505-06, 35th Floor, Edinburgh Tower, The Landmark, 15 Queen's Road, Central, Hong Kong, SAR and our telephone number is (852) 2736-5511

                                  THE OFFERING

     We are offering 100,000 new shares of common stock to the public at a price of $1.00 per share. We will exclusively sell the common stock on a "direct public offering, no minimum basis". There are no underwriters or broker-dealers involved in the selling of the common stock. There are no promoters or beneficial owners of our common stock other than the persons identified in this prospectus. There is no minimum purchase requirement, and there are no arrangements to place funds in an escrow, trust or similar account. As the funds are raised, they will be made available to us for our use. There is no minimum amount of funds which must be raised by us before the funds are made available to us. The offering will close no later than 90 days after the effective date of the registration statement that includes this prospectus. Since this offering is not underwritten and is being offered on a no minimum basis, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering.

     We have identified some of the prospective investors to whom this prospectus may be delivered. These prospective investors are: Au Pui Ling, Cheung Kin Wilson, Cheung Ting Kee, Chung Ka Yee, Li Ying Wah, Liu Yu, So Lai Ming Liz, Tang So Yan Suzanne, Tsai Yiu Tong, Wong Lap Woon, Woo Chi Wai. None of these prospective investors have any familial or business relationships with any of our directors or executive officers. Our directors will likely distribute the prospectus to these investors and to any other investors whom we believe may be interested, or who contact us expressing an interest in evaluating an investment in our common stock.

                                 USE OF PROCEEDS

     We will receive the proceeds of the sale of the common stock. We expect to receive an aggregate of up to $100,000 in gross proceeds from this offering, and we expect to pay approximately $24,000 in out-of-pocket costs and expenses in connection with this offering; however, this is a "no minimum" offering, and we may not receive any proceeds, and the proceeds we receive may be insufficient to cover our offering costs. The net proceeds which we receive will be used for the drafting of a comprehensive business plan, recruiting and hiring experienced Information Technology professionals, general operating expenses and marketing and advertising. In the event only $25,000 is received, all of the proceeds would go towards the cost of this offering. The next $10,000 will be used to draft the comprehensive business plan and the next $45,000 received would be used to recruit and hire qualified professionals. If the full amount is raised, the next $10,000 received will be used for marketing and advertising. $10,000 will be used for general operating expenses.

                          SUMMARY FINANCIAL INFORMATION

     The following table presents summary information on our financial condition and results of operations for the periods and as of the dates indicated. The Summary Financial Information is qualified in its entirety by our financial statements contained elsewhere in this prospectus.

                                                July 18, 2002     Year ended      Year ended July
                                                     (date of  July 31, 2003             31, 2004
                                            incorporation) to
                                                July 31, 2002

STATEMENT OF OPERATIONS

Revenues                                                    0              0                    0
Net Loss                                             ($1,317)       ($1,410)             ($1,717)
Net Loss Per Share                                      $0.00        ($0.01)              ($0.01)
Common Stock outstanding                              200,000        200,000              200,000

BALANCE SHEET DATA                                      As of          As of                   As
                                                July 31, 2002  July 31, 2003                   of
                                                                                    July 31, 2004

Current Assets                                              -        $20,000              $18,668


TOTAL ASSETS                                                -        $20,000              $18,668

Total Liabilities                                      $1,317         $2,727               $3,112

Shareholders' Equity                                 ($1,317)        $17,273              $15,556


                                  RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the material risks described below and elsewhere in this prospectus before deciding to purchase our common stock. Any of the following risks may materially and adversely affect our business, financial condition or results of operations. The price of our common stock could decline as a result of these risks, and you could lose all or part of your investment. Additionally, as we are a company incorporated under BVI laws having its principal business in Hong Kong, there are risks associated with investing in our common stock not typical of investments in the securities of companies incorporated and doing business in the United States.

WE HAVE NOT COMMENCED OPERATIONS, AND WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE

     We were incorporated on July 18, 2002 and have not yet commenced our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the competitive IT consulting and outsourcing services industry. We are in the extreme early stages of our development and could fail before formulating and implementing our business plan. We expect to incur operating losses in future periods as we incur significant expenses associated with developing our business in Hong Kong. We cannot guarantee that we will be successful in realizing revenue or achieving or sustaining positive cash flow in the future, and any such failure could have a material adverse effect on our business, financial condition and results of operations.

OUR SUCCESS DEPENDS ON ATTRACTING AND RETAINING QUALIFIED EMPLOYEES, THE FAILURE OF WHICH COULD RESULT IN A MATERIAL DECLINE IN OUR REVENUES

     Our intended business involves the delivery of professional IT services to our clients. Therefore, our success will depend in large part upon our ability to attract and retain highly skilled IT consultants, including project managers and other technical specialists. Highly skilled IT consultants are in particularly great demand and are likely to remain a limited resource for the foreseeable future. We compete for our employees with many other companies, most of which have greater financial and other resources. There can be no assurance that we will be able to attract and retain sufficient numbers of highly skilled IT consultants. The loss of some or all of our IT consultants could have a material adverse impact on our ability to secure and complete engagements. Although we intend to utilize the services of a significant number of independent contractors to act as consultants, we believe we can obtain the services of a sufficient number of independent contractors to fulfill our needs as new projects commence. These independent contractors will not be our employees; however, there can be no assurance that the services of these independent contractors will continue to be available to us on terms acceptable to us. We may have difficulty recruiting and retaining sufficient numbers of qualified personnel, which could result in a material decline in our revenues. In addition, increased compensation levels could materially and adversely affect our financial condition or results of operations.

OUR OFFERING IS ON A "DIRECT PUBLIC OFFER, NO MINIMUM" BASIS, AND A SUBSTANTIAL PERCENTAGE OF THE OFFERING PROCEEDS MAY BE USED TO PAY FOR THE EXPENSES OF THIS OFFERING AND NOT FOR OUR BUSINESS OPERATIONS

     This is a "direct public offer, no minimum" offering, in which the directors will use their best efforts to sell the common stock that we are offering. As a result, there is no firm commitment to sell any minimum number of shares or dollar amount. To the extent we sell significantly less than the total number of shares that we are offering through this prospectus, you may be one of only a small number of investors or the only investor, and a substantial percentage of the offering proceeds may be used to pay for the offering expenses and not to further our business or initiate our business plan and may not even be sufficient to cover the offering expenses.

BECAUSE OUR SECURITIES ARE SUBJECT TO PENNY STOCK RULES, YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES

     Our shares, as penny stocks, are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the securities including the delivery of a standardized

5

disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his shares.

WE ARE RAISING A SMALL AMOUNT OF FUNDS IN THIS OFFERING, AND EVEN IF FULLY SOLD, WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH, AND WE MAY NOT BE ABLE TO OBTAIN IT ON TERMS ACCEPTABLE TO US OR AT ALL, IN WHICH CASE WE MAY BE UNABLE TO FUND ONGOING OPERATIONS AND YOU MAY LOSE YOUR ENTIRE INVESTMENT

     We are a consulting business and should not incur substantial expenses in the early stages of our development. We believe that the net proceeds from this offering, together with our existing assets will be sufficient to commence and sustain our business operations for about one year. We are scheduled to begin operations by the first quarter of 2005, irrespective of whether funds are raised pursuant to this offering. However, if the offering is not fully sold or we expand more rapidly than currently anticipated, our working capital needs may exceed our current expectations, and we will need to raise additional capital from equity or debt sources. If we cannot obtain financing on terms acceptable to us or at all, we may be unable to fund ongoing operations and you may lose your entire investment.

WE DEPEND ON THE SERVICES OF A LIMITED NUMBER OF PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF NOT REPLACED COULD MATERIALLY AND ADVERSELY IMPACT OUR PROFITABILITY

     Our success depends significantly on the continued services of our senior management. In particular, our success depends on the continued efforts of Mr. Li Sze Tang, our Chief Executive Officer and Chairman of the Board of Directors, and Mr. Lau Hing Bun, our Chief Financial Officer and one of our Directors. We do not carry key-man life insurance policies for either Mr. Li or Mr. Lau. Currently, we do not have any employment agreement with Mr. Li or Mr. Lau and either individual or both may choose to leave us at any time. The loss of the services of one or more of these persons could materially and adversely affect our business or prospects, and there can be no assurance that such individuals will continue in their present capacities for any particular period of time.

MR. LI SZE TANG WORKS FOR US ON A PART-TIME BASIS, AND HIS LIMITED PARTICIPATION COULD ADVERSELY AFFECT OUR OPERATIONS AND OUR FINANCIAL CONDITION

     Mr. Li Sze Tang is currently a director of several other companies and will be working for us on a part-time basis. As a part-time director, he will only be able to devote a limited number of hours working on our behalf to seek clients and develop the business. Currently, Mr. Li devotes three hours a week working on our behalf, and we believe that he will devote no more than five hours a week working on our behalf once we begin providing consulting services. Additionally, he may become more involved with his other business and decide to terminate his employment and/or directorship. Since the business development and marketing functions will primarily be performed by Mr. Li, his decision to resign as a director or as Chief Executive Officer, or his inattention to our business, if his functions are not replaced by others, will have a material adverse effect on our business and our financial condition.

OUR BUSINESS STRATEGIES MAY NOT BE SUCCESSFUL, WHICH WOULD MATERIALLY AND ADVERSELY IMPACT ON OUR FINANCIAL CONDITION

     A key element of our strategy is dependant on the ability of our senior management to identify the IT needs of our prospective clients and developing business connections with them. Future growth will also depend upon many other factors, including (a) the recruitment and retention of skilled IT consultants;
(b) the development of a solid client base and (c) the successful marketing of our IT consulting and outsourcing services. If any one or more of our strategic elements are not achieved, our financial condition or results of operations could be materially and adversely affected.

OUR ENGAGEMENTS HAVE INHERENT PROJECT RISKS AND OUR FAILURE TO MEET OUR CLIENTS PERFORMANCE DEADLINES MAY DAMAGE OUR REPUTATION AND BUSINESS

     We anticipate that many of our engagements will involve projects that are critical to the operations of our clients' businesses and provide benefits that may be difficult to quantify. For example, IT projects may need to go

"on line" at a specific time and if not met, the client could lose substantial revenues. Similarly, our projects may involve improving the efficiency of a particular IT system which will be difficult to quantify. Our failure or inability to meet a client's expectations in the performance of its services could result in a material adverse change to the client's operations and therefore could give rise to claims against us or damage our reputation, adversely affecting our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO PROTECT THE INTELLECTUAL PROPERTY RIGHTS OF OUR CLIENTS OR OTHER THIRD PARTIES WHICH COULD SUBJECT US TO CLAIMS AND LITIGATION AGAINST US

     We anticipate that our business will include the development of custom software applications in connection with specific client engagements. Ownership of such software will generally be assigned to the client. We will rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We intend to enter into confidentiality agreements with our employees and limit distribution of proprietary information. However, there can be no assurance that the steps we take in this regard will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights. We are subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of the asserted infringement.

OUR BUSINESS IS SUBJECT TO RAPIDLY CHANGING TECHNOLOGIES AND IS DEPENDANT ON OUR ABILITY TO DEVELOP NEW SOLUTIONS, AND IF WE ARE UNABLE TO ADDRESS THESE CHANGING TECHNOLOGIES, IT COULD ADVERSELY AFFECT OUR FUTURE BUSINESS OPERATIONS

     Our success will depend in part on our ability to develop IT solutions that keep pace with continuing changes in IT, evolving industry standards, changing client preferences and a continuing shift to outsourced solutions by clients. There can be no assurance that we will be successful in adequately addressing the outsourcing market or other IT developments on a timely basis or that, if addressed, we will be successful in the marketplace. There can also be no assurance that products or technologies developed by others will not render our services uncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our business, results of operations and financial condition.

OUR REVENUES WILL BE AFFECTED BY OUR ABILITY TO MAINTAIN MARGINS

     We will derive our revenues primarily from the hourly billing of our IT consultants' services and, to a lesser extent, from fixed-price projects. Our most significant cost will be project personnel cost, which consists of IT consultant salaries and benefits. Thus, our financial performance is primarily based upon billing margin (billable hourly rate less the consultant's hourly cost). We anticipate that we will be able to maintain a reasonable billing margin by offsetting increases in our consultant's salaries with increases in the hourly rates charged to our clients. However, there can be no assurance that our revenues will be billed primarily on a time and materials basis or that we will be able to continue to pass along increases in our cost of services to our clients.

MR. LI SZE TANG AND MR. LAU HING BUN, OUR CURRENT STOCKHOLDERS, WILL COLLECTIVELY OWN APPROXIMATELY 66.66% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK AFTER THIS OFFERING, ASSUMING ALL OF THE SHARES ARE SOLD PURSUANT TO THIS OFFERING. THEY WILL BE ABLE TO EXERCISE SUBSTANTIAL CONTROL AFTER THIS OFFERING, AND YOU WILL HAVE NO EFFECTIVE VOICE IN DECISIONS MADE BY THE BOARD OF DIRECTORS

     After the offering, Mr. Li Sze Tang and Mr. Lau Hing Bun will collectively own approximately 66.66% of the outstanding shares of our common stock, assuming all of the shares are sold pursuant to this offering. In the event the offering is not fully sold, the current shareholders' controlling interest may be much higher. As a result, they will have the ability to exercise substantial control over our affairs and to elect a sufficient number of directors to control the board of directors. If you invest in us, you will have no effective voice in decisions made by our board of directors.

THIS IS OUR INITIAL PUBLIC OFFERING, AND OUR COMMON STOCK HAS NEVER BEEN PUBLICLY TRADED; THEREFORE, INVESTORS MAY FACE DIFFICULTIES SELLING THEIR SHARES

     There has been no public market for our common stock. We plan to apply to have our common stock quoted on the OTCBB; however, no assurance can be given that a market for our common stock will develop or that our common stock will be quoted on OTCBB. Even if our common stock is eventually quoted on OTCBB, sustaining a public trading market will require, among other things, the participation of a qualified market maker who is willing to make a market in our common stock. To date, no market maker has expressed any interest in our company. No assurance can be given that any market making activities will commence or, if commenced, that they will continue.

OUR BUSINESS MAY SUFFER IF WE ARE NOT ABLE TO EXPAND OUR BUSINESS IN CHINA, WHICH WOULD ADVERSELY AFFECT OUR REVENUES AND OUR GROWTH

     The Hong Kong market for our services is limited. We hope to expand our business client base and be able to offer our services in China. This expansion will require significant management attention and financial resources. Our ability to expand our services into the China market will be limited by our ability to market to, and attract, Chinese clients. Accordingly, we expect to commit substantial time and development resources to developing the China market. These efforts may not be successful, and we may not be able to compete effectively in that market. If we are unsuccessful, our revenues will become stagnant and the cost of our expansion could have a material adverse effect on our financial condition.

CHANGES IN HONG KONG'S POLITICAL AND LEGAL CONDITIONS COULD HARM OUR BUSINESS OPERATIONS

     Most of our assets and our initial business will be in Hong Kong, and we will conduct most of our business activities there. As a result, our results of operations and financial condition may be especially influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. Hong Kong is a special administrative region of China, but it has its own legislature, legal and judicial system and economic autonomy until the year 2047. We do not expect that this autonomy will be altered. However, any changes in political, legal or other conditions in Hong Kong altering this autonomy could have an adverse effect on our business operations and our revenue.

OUR CHIEF FINANCIAL OFFICER, MR. LAU HING BUN, HAS VERY LIMITED FINANCE EXPERIENCE, AND HIS LACK OF FINANCIAL EXPERIENCE MAY MATERIALLY HARM OUR BUSINESS

Our Chief Financial Officer, Mr. Lau Hing Bun, has no experience acting as a Chief Financial Officer. He has never before held a finance-related position, nor has he received a degree in any finance-related field. His lack of financial experience and training may have a material adverse effect on our business and financial condition.

WE HAVE LIMITED REPORTING REQUIREMENTS UNDER THE SECURITIES EXCHANGE ACT OF 1934, WHICH MAKES US LESS TRANSPARENT THAN A U.S. ISSUER

     As a foreign private issuer, the rules and regulations under the Securities Exchange Act of 1934 provides us with certain exemptions. We are exempt from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal stockholders are exempt from the reporting and short-swing profit recovery provisions. Also, we are not required to publish financial statements as frequently, as promptly or containing the same information as United States companies. The result is that we will be less transparent than a U.S. issuer.

THERE WILL BE  IMMEDIATE  AND  SUBSTANTIAL  DILUTION  TO NEW  INVESTORS  IN THIS
OFFERING

     The initial public offering price is substantially higher than the net tangible book value per share of our common stock based on the net tangible book value per share of what the outstanding common share will be immediately after the offering. Any common shares you purchase in the offering will have a post-offering net tangible book value per share of $0.695 less than the price you paid for the share, assuming an initial public offering price of $1.00 per share of common stock.

WE WILL NOT PAY DIVIDENDS FOR THE FORESEEABLE FUTURE

     We anticipate that earnings, if any, will be retained for the development of our business and that no cash dividends will be declared on our common stock for the foreseeable future.

OUR BUSINESS COULD BE HARMED IF MANAGEMENT USES OUR PROCEEDS FROM THIS OFFERING INEFFECTIVELY

     Our management will have significant flexibility in applying the net proceeds of this offering that we receive. We intend to use the proceeds of this offering for general operating expenses, the drafting of a comprehensive business plan, recruiting and hiring experienced IT professionals and marketing and advertising. However, as of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds to be received upon completion of this offering. The failure of our management to apply these proceeds effectively could have a material adverse effect on our business, results of operations and financial condition.

CERTAIN JUDGMENTS OBTAINED AGAINST US BY OUR SHAREHOLDERS MAY NOT BE ENFORCEABLE IN THE BVI

     We are a BVI company. All of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce against us or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act of 1933 and the Securities Exchange Act of 1934. See "Enforcement of Civil Liabilities."

                    INFORMATION CONTAINED IN THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements that include risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends" and similar expressions to identify such forward-looking statements. This prospectus also contains forward-looking statements attributed to certain third parties relating to their estimates regarding the operation and growth of our business and spending. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. We have based these forward-looking statements on our current expectations and projections about future events.

     The forward-looking statements included in this prospectus are also subject to risks, uncertainties and assumptions about us. Our actual results of operations may differ materially from the forward-looking statements as a result of, among other things, lack of demand for our IT consulting and outsourcing services, increased competition and the inability to recruit experienced IT consultants and the other risk factors described under "Risk Factors." We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                       ENFORCEABILITY OF CIVIL LIABILITIES

     We are a BVI company. All of our officers and directors reside outside of the United States. All or substantially all of our assets and the assets of these persons are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or us or to enforce against us or these persons the United States federal securities laws, or to enforce judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States, including the Securities Act of 1933 and the Securities Exchange Act of 1934. We have been advised by our BVI counsel, Conyers Dill & Pearman, that civil liabilities predicated solely upon such securities laws, whether in original actions or in actions for enforcement of judgments of United States courts, may not be enforceable in the BVI. We have appointed National Registered Agents, Inc., 875 Avenue of the Americas, New York, New York, 10011 as our agent to receive service of process in the United States.

                                 USE OF PROCEEDS

     We will receive the proceeds of the sale of the common stock. We expect to receive an aggregate of up to $100,000 in gross proceeds from this offering, and we expect to pay approximately $24,000 in out-of-pocket costs and expenses in connection with this offering; however, this is a "no minimum" offering, and we may not receive any proceeds and the proceeds we receiver may be insufficient to cover our offering costs. The net proceeds which we receive will be used for our general operating expenses, the drafting of a comprehensive business plan, recruiting and hiring experienced IT professionals and marketing and advertising. There are no minimum requirements for the sale of our common stock. There are no minimum amounts of proceeds that are required to be raised by us before funds are made available to us, nor are any funds to be held in escrow. The following table shows how we intend to use the funds raised assuming the offering is completely subscribed for.

Use of Proceeds                                                          Amount to be Spent       Percentage of Total
                                                                                                             Proceeds

Expenses of this offering                                                           $25,000                       25%
General Operating Expenses                                                          $10,000                       10%
Drafting the Comprehensive Business Plan                                            $10,000                       10%
Recruiting IT professionals                                                         $45,000                       45%
Advertising, Market Research Seminars                                               $10,000                       10%



     In the event that less than all the securities to be offered by this prospectus are sold and there are insufficient funds to fully develop our business plan, the first $25,000 will be used exclusively to pay the costs and expenses of this offering. In the event only $50,000 is raised, the next $25,000 will be used to draft our comprehensive business plan and to recruit IT professionals and consultants for our business. Initially, our general operating expenses are expected to be minimal as we will have no offices, a limited number of employees, and because our consultants will be used on a contract and as needed basis, and their remuneration will be paid out of the fees which we receive from our clients.

                         DETERMINATION OF OFFERING PRICE

     The offering price of the common stock being offered has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have not commenced business operations, have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value for the assets owned by us. We make no representations as to any objectively reasonable value of the common stock.

     Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our common stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our common stock and general economic and market conditions.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock and we do not intend to pay any cash dividends on our common stock, or indirectly on our common stock, for the foreseeable future. Our current policy is to retain earnings, if any, to finance the expansion of our business and for general corporate purposes. Future dividends, if any, will be determined solely by our board of directors and will depend upon, among other things, our earnings, financial condition, capital requirements, level of indebtedness, and other factors the board of directors believes is relevant.

                              PLAN OF DISTRIBUTION

THE OFFERING

     We are offering 100,000 new shares of common stock to the public at a price of $1.00 per share. We will exclusively sell the common stock on a "direct public offering, no minimum basis". There are no underwriters or broker-dealers involved in the selling of our common stock. There are no promoters or beneficial owners of our common stock other than the persons identified in this prospectus. There is no minimum purchase requirement, and there are no arrangements to place funds in an escrow, trust or similar account. As the funds are raised, they will be made available to us for our use. There is no minimum amount of funds which must be raised by us before the funds are made available to us. Our directors will personally distribute the prospectus to prospective investors whom we believe may be interested, or who have contacted us expressing an interest in evaluating an investment in our common stock. We have identified some of these prospective investors to whom this prospectus may be delivered. They are: Au Pui Ling, Cheung Kin Wilson, Cheung Ting Kee, Chung Ka Yee, Li Ying Wah, Liu Yu, So Lai Ming Liz, Tang So Yan Suzanne, Tsai Yiu Tong, Wong Lap Woon, Woo Chi Wai. None of these prospective investors have any familial or business relationships with any of our directors or executive officers. Our directors will likely distribute the prospectus to these investors and to any other investors whom we believe may be interested, or who contact us expressing an interest in evaluating an investment in our common stock. The offer and sale of shares of our common stock offered pursuant to this prospectus will commence after this registration statement is declared effective for a period of 90 days.

     We intend to offer shares of our common stock to persons who reside in Hong Kong and to other persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. No offerings of shares of our common stock will be made in the United States. We may sell our common stock in privately negotiated transactions, or in the event our common stock is quoted on the OTCBB, in such public market. We conducting this offering and registering the shares of common stock issued in this offering so that we may be able to quote our common stock on the OTCBB at some point in the future.

     We intend to offer shares of our common stock to persons who are not residents of the United States, but only to the extent we may lawfully do so under the laws of the country where the offeree resides. We may sell our common stock in privately negotiated transactions.

     Nothing in this prospectus will prevent our common stock from being sold in compliance with the Securities and Exchange Commission Rule 144 of the Securities Act of 1933. Our Officers and Directors do not intend to subscribe for shares in this offering.

OFFERING EXPENSES

     The expenses payable by us in connection with the issuance and distribution of the securities being registered are estimated as follows:

Securities and Exchange Commission Registration Fee                         $15
U.S. Legal Fees                                                         $20,000
BVI Legal Fees                                                           $1,500
Accounting Fees                                                           $2000
Printing                                                                   $485
TOTAL                                                                   $24,000

                                  EXCHANGE RATE

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

     We will record our finances in Hong Kong dollars and report our operations in U.S. dollars. Fluctuations in the exchange rate between Hong Kong dollars and the U.S. dollars will affect the amount of dollars reported in our financial statements. We do not expect to actively use derivative instruments to reduce our exposure to foreign currency risk.

     The following table sets forth certain information concerning the average rates of exchange between Hong Kong dollars and U.S. dollars for the periods indicated. It represents the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York. The average noon buying rate is determined by averaging the rates on the last business day of each month during the relevant period.

             CALENDAR YEAR                           AVERAGE NOON
                                                      BUYING RATE

                                                     (HK$ PER US$)

                 1999                                    7.759
                 2000                                    7.792
                 2001                                    7.798
                 2002                                    7.798
                 2003                                    7.785


LAST SIX CALENDAR MONTHS

May 2004                                                 7.793
June 2004                                                7.800
July 2004                                                7.799
August 2004                                              7.800
September 2004                                           7.800
October 2004                                             7.789

                         CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our capitalization and indebtedness as of July 31, 2004. Our capitalization and indebtedness are presented on an actual basis and on a pro forma basis.

     You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto, included elsewhere in this prospectus. On a pro forma as adjusted basis, cash equivalents will be US$0.00, total shares issued and outstanding will be 200,000 and total stockholders' equity will be ($8,444) (assuming no shares are sold pursuant to the offering).

                                                                                                       PRO FORMA
                                                                                      AS OF JULY 31,   AFTER THIS
                                                                                      2004             OFFERING (1)
Cash                                                                                  $18,668          $0
Long-term debt:                                                                       $0               $0
     Common stock: $0.01 par value;
Number of shares authorized:
     200,000 shares issued and outstanding on an actual basis,                        $20,000

     200,000 shares issued and outstanding on a pro forma as adjusted basis:                           $20,000
     Additional paid-in capital                                                       $0               $0
     Accumulated deficit                                                              ($4,444)         ($28,444)

Total stockholders' equity                                                            $15,556          ($8,444)

(1) Assuming no shares are sold pursuant to the offering.

                                    DILUTION

     Our net tangible book value as of July 31, 2004 was $15,556, or $0.078 per common share. Net tangible book value per common share is determined by dividing the amount of our total tangible assets less total liabilities by the number of common shares outstanding at that date. Dilution in net tangible book value per common share represents the difference between the amount per common share paid by purchasers of common stock in this offering and the net tangible book value per common share immediately after the completion of this offering.

     After giving effect to the issuance and sale of 100,000 shares in this offering, at an assumed initial public offering price of $1.00 per share, and after deducting estimated offering expenses, which would result in estimated net proceeds of $76,000, our pro forma net tangible book value as of July 31, 2004, would have been $91,556 or $0.305 per common share. This represents an immediate increase in the pro forma net tangible book value of $0.227 per common share to existing shareholders and an immediate dilution of $0.695 per common share to new investors. The following table illustrates the per share dilution:

         Assumed initial public offering price per share........................     $1.00
         Net tangible book value per common share at July 31, 2004..............     $0.078
         Pro forma increase in net tangible book value per common share
           attributable to existing investors...................................     $0.227
         Pro forma net tangible book value per common share after this offering.     $0.305
         Pro forma dilution per common share to new investors...................     $0.695

     However, should the offering not be fully subscribed to, the dilution effect would be more extreme. For example if only 50% of our offering were purchased, after giving effect to the issuance and sale of 50,000 shares in this offering, at an assumed initial public offering price of $1.00 per share, and after deducting estimated offering expenses, which would result in estimated net proceeds of $26,000, our pro forma net tangible book value as of July 31, 2004, would have been $41,556 or $0.166 per common share. Additionally, if only 25% of our offering were purchased, after giving effect to the issuance and sale of 25,000 shares in this offering, at an assumed initial public offering price of $1.00 per share, and after deducting estimated offering expenses, which would result in estimated net proceeds of only $1,000, our pro forma net tangible book value as of July 31, 2004, would have been $16,556 or $0.074 per common share.

SELECTED FINANCIAL INFORMATION

     The following table sets forth our selected consolidated financial data. You should read this information together with our consolidated financial statements and the notes to those statements beginning on page F-1 of this prospectus and the information under "Summary Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The selected financial and other data set forth below should be read in conjunction with our financial statements, including the notes thereto, and "Managements Discussion, and Analysis of Financial Condition and Results of Operations" included in this prospectus. The statement of operations data set forth below for the period ended July 31, 2004, July 31, 2003 and July 31, 2002 and the balance sheet data as of July 31, 2004, July 31, 2003 and July 31, 2002, respectively, are derived from our audited financial statements included elsewhere in this prospectus, which have been audited by PKF Certified Public Accountants. Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

STATEMENT OPERATIONS DATA:

                                                                 July 18, 2002       Year ended       Year ended
                                                                 (date of            July 31, 2003    July 31, 2004
                                                                 incorporation) to
                                                                 July 31, 2002

Revenues:                                                                      $0    $0               $0
Expenses:
     Formation expenses                                                    $1,026    -                -
     General and administrative expenses                                     $291    $1,410           $1,717

Net Loss                                                                 ($1,317)    ($1,410)         ($1,717)

Number of shares outstanding                                              200,000    200,000          200,000
Basic and diluted loss per share of common stock                            $0.00    ($0.01)          ($0.01)


BALANCE SHEET DATA:

Cash                                                                            -    $20,000          $18,668

Total assets                                                                    -    $20,000          $18,668

Total stockholders' equity                                               ($1,317)    $17,273          $15,556



     We are in our early developmental and promotional stages. To date, our only activities have been organizational, raising our initial capital, preparing a preliminary business plan and preparing this registration statement. We have not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that we expect when we begin operations.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in those forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and other information contained in this prospectus.

RESULTS OF OPERATIONS

     We are a newly incorporated company in a development stage. To date, we have not commenced business operations and have not generated any revenues. From July 18, 2002 (inception) to July 31, 2004, we have engaged in no significant operations other than our organization, raising our initial capital, developing a preliminary business plan and preparing this prospectus and registration statement.

     The following discussion and analysis should be read in conjunction with our audited financial statements and notes thereto for the period of inception to July 31, 2004 and other financial information included elsewhere in this prospectus. This prospectus contains forward-looking statements that contain risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward looking statements.

     Our operations in the upcoming year will vary based on the amount of funds we raise. In the event only $25,000 is received, all of the proceeds would go towards the cost of this offering. The next $10,000 received will be used to formulate a comprehensive business plan. The next $45,000 received would be used to recruit and hire qualified professionals. The next $10,000 received will be used for marketing and advertising. $10,000 will be used for general operating expenses. Regardless of whether any funds are raised, we anticipate incurring a significant loss as a result of organizational expenses, expenses related to the filing of this registration statement and recruiting experienced business consultants to begin implementing our business plan. Assuming no funds are raised, we believe we will be able to begin operations by the first quarter of 2005. We will not incur expenses when we engage consultants to work on projects because our consultants' remuneration, which is will be a substantial part of our expenses, will be paid out of the fees we receive from our clients.

LIQUIDITY AND CAPITAL RESOURCES

     We remain in the development stage and have experienced no significant change in liquidity or capital resources or shareholders' equity. Our balance sheet as of July 31, 2004 reflects total assets of $18,668 in cash. With our cash on hand, we expect to carry out the operations set forth in our business plan even in the event we are unable to raise funds through this offering.

     We do not intend to expand our operations until the sales of our IT consulting services have occurred and we feel that our revenues will support such an expansion. Initially, we will recruit and hire our IT consultants on an as needed project by project basis and only when a particular client has agreed to retain the consultant. We believe that most of our consultants will work at the client's site, and we will only require a small administrative office. We have no specific long term capital requirements other than those which would vary from the sale of our services and no material borrowings. In our opinion, our working capital is sufficient for our present requirements for the next twelve months.

     In the event that we require more working capital, no commitment to provide the additional capital has been made by Mr. Li Sze Tang or Mr. Lau Hing Bun, our shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to us, or at all.

OFF-BALANCE SHEET ARRANGEMENTS

     Since our inception, we have not engaged in any off-balance sheet arrangements.

CONTRACTUAL OBLIGATIONS

     We are in our early developmental stage, and to date we have no contractual obligations.

                                    BUSINESS

OVERVIEW

     We are a development stage company incorporated in the BVI on July 18, 2002. As of the date of this prospectus, our only activities have been our organization, raising our initial capital, developing a preliminary business plan and preparing this registration statement. We have not engaged in any substantive business activities to date. We are not, nor do we consider ourselves, a "blank check" company as that term is defined in SEC Rule 419, and we have no intention of entering into a business combination in the immediate future.

     We were founded by Mr. Li Sze Tang, who is presently our Chief Executive Officer and Chairman of the Board and Mr. Lau Hing Bun, who is presently our Chief Financial Officer and one of our Directors. Mr. Li has over 20 years of business experience in Hong Kong and China in various aspects of business finance and investments. Mr. Lau has over eight years of IT experience, including developing networking systems and programming.

IT CONSULTING AND SYSTEMS INTEGRATION SERVICES

     We aim to become a provider of IT consulting and outsourcing services in Hong Kong and eventually expanding into China. Our focus will be on services to Small and Medium Enterprises, or SMEs, which have a strong growth potential and which have increasing IT requirements but insufficient resources to staff and maintain an IT department. We intend to work closely with our clients to improve business performance, increase shareholder value and create competitive advantages.

     We intend to offer the following IT consulting and outsourcing services:

REVIEW AND EVALUATION

     We will perform an on-site review of the client's current IT infrastructure to define its business requirements and evaluate its functionality. Upon completion of the review, we will, independently or in conjunction with the client's IT staff, develop an IT strategy that will enhance the client's business revenues and/or lead to costs savings.

IT SYSTEM DEVELOPMENT AND DESIGN

     Utilizing the information gathered in the review and evaluation phase of the project and based on the IT strategy developed, we will design an IT solution to meet the client's business requirements.

TESTING AND IMPLEMENTATION

     When the IT solutions custom designed by our consultants is approved by the client, the testing and implementation phase of the project will begin. Our consultants will test the hardware we selected for the project. Once the testing phase is finished, we will install the hardware and the software and verify that the system is operating as outlined in our project specifications.

SYSTEM TRAINING AND SUPPORT

     When strategy, design and implementation have been completed, it is crucial to train the client's employees on the proper operations of the system developed and to update and maintain the system. To assure training and prompt support, we will work with the client to decide on custom support services needed to meet the clients requirements.

OUTSOURCING

     Our outsourcing services will include operating all or a portion of our client's technology infrastructure, including systems analysis, application development, network operations, and data center management.

APEX WEALTH ENTERPRISES LIMITED

     Apex Wealth Enterprises Limited, which has filed a registration statement on Form F-1 (Registration Statement No. 333-110071) and is now a public reporting company, has a business plan that is similar to ours. Apex Wealth Enterprises Limited provides business advisory and management consulting services, including strategic advisory services, business plan preparation, marketing plan development, advice on mergers, acquisitions, restructurings and the sales of businesses, and advising overseas investors on investments in Hong Kong and China to mostly SMEs in Hong Kong and China. Mr. Li Sze Tang, who is our Chief Executive Officer, Chairman of the Board of Directors and one of our principal shareholders, is also the Chief Executive Officer, Chairman of the Board of Directors and a principal shareholder of Apex Wealth Enterprises Limited. Mr. Li Sze Tang has committed to work seven hours a week at Apex Wealth Enterprises Limited.

INDUSTRY BACKGROUND

IT INDUSTRY

     The IT industry has experienced accelerating growth in recent years due to rapid technological advances. These advances include more powerful and less expensive computer technology and the transition from predominantly centralized mainframe computer systems to open and distributed computing environments. Additionally, information technology is becoming more critical to successful business operations. We believe IT services are no longer a peripheral component of most organizations but instead are integral to many key business processes. At the same time, managing information technology, especially custom design IT systems, has become more complex and expensive. Accordingly, organizations are increasingly turning to external IT consulting services organizations to develop, support and enhance their internal IT systems. By outsourcing IT services, companies are able to (i) focus on their core business, (ii) access specialized technical skills, (iii) implement IT solutions more rapidly, (iv) benefit from flexible staffing, providing a variable cost solution to a fixed cost issue, and (v) reduce the cost of recruiting, training, and adjusting the number of employees as IT requirements change.

SMES IN HONG KONG AND CHINA

     According to statistics released by the Small and Medium Enterprises Information Centre of the Trade and Industry Department of the Government of Hong Kong, in March 2004, there were about 286,000 SMEs in Hong Kong alone. SMEs accounted for over 98% of all businesses in Hong Kong and provided employment opportunities to approximately 1.3 million persons (which is approximately 60% of total employment, excluding the Hong Kong civil service). We believe that the Hong Kong government considers SMEs to be the backbone of Hong Kong's economy and the driving force of its economic development.

     During the past few years, the Hong Kong government has been assisting SMEs to grow and develop, particularly in the wake of the downturn in the Asian economy and the challenges brought about by the SARS outbreak in the summer of 2003. In a policy address in October of 2001 by the Hong Kong Chief Executive, the government indicated it would set aside HK$1.9 billion to establish four funding schemes with a total commitment of HK$7.5 billion to help SMEs. The four schemes which were set up in December 2001/January 2002 were the SME Loan Guarantee Scheme, the SME Export Market Fund, the SME Training Fund and the SME Development Fund.

     According to a report by the People's Daily Paper, in 2001 the number of SMEs in China exceeded 8 million, accounting for 99% of the country's total enterprises. In 2002, the Chinese government promulgated a series of laws and regulations to protect and promote the development of SMEs. The Laws of the People's Republic of China on the Promotion of Small and Medium-Sized Enterprise was adopted by the 28th Session of the Standing Committee of the Ninth National People's Congress on June 29, 2002, which took effect on January 1, 2003. The law contains seven sections and deals with funding assistance, business establishment support, technology innovation, market development, social support and preferential tax treatment.

STRATEGY

     Our growth over the next several years will depend primarily on our ability to identify the IT consulting needs of SMEs in Hong Kong and to penetrate that market. We intend to accomplish our objective by actively recruiting experienced IT consultants to finalize our business plan and begin advertising and marketing our services in Hong Kong.

     As part of our growth strategy, we intend to form alliances with other business consulting entities in Hong Kong which would complement the IT consulting services we plan to offer. We believe that in order to achieve our objective, we will need to establish a business network of local professionals and business partners. We plan to form alliances with independent accounting and business consulting firms in Hong Kong and China with an aim to obtain referral business. Additionally, we believe these alliances will offer us an opportunity to access a wide range of market information and provide us with technical support, at little or no cost to us.

SALES AND MARKETING

     We believe that to attract sufficient clients for our services, we must promote our corporate image and increase the public's awareness of the services we will be providing. We will seek to develop client relationships through targeted marketing initiatives, participation in local and national trade shows, user group meetings and conventions, referrals from existing clients and direct mail. With a portion of the proceeds of this offering, we intend to hire additional sales personnel in order to establish a strong client base. Once our client base is firmly established, we intend to leverage that client base by offering our clients additional IT consulting, software and training services.

     Our success is dependent upon our ability to attract, develop, motivate and retain highly qualified personnel. As a result, we will offer attractive compensation and benefit packages and free training opportunities to attract, develop, motivate and retain highly qualified IT professionals. In addition to providing consultants with challenging project opportunities and significant client responsibility, we plan to establish in-house consultant training and mentoring programs.

COMPETITION

     The market for IT consulting services includes a large number of international and local competitors, is intensely competitive and is affected by rapid changes in technology. Our competitors include the consulting divisions of international accounting firms, international IT systems consulting and implementation firms such as International Business Machines' Global Services, Electronic Data Systems Corporation and Computer Sciences Corporation, and management consulting firms. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than we have. In addition, we will also compete with our clients' internal resources. We believe that the principal competitive factors in the IT consulting services market include breadth of services offered, technical expertise, knowledge and experience in the industry, quality of service and responsiveness to client needs.

     A critical component of our ability to compete in the marketplace will be our ability to attract, develop, motivate and retain skilled professionals. Although highly skilled technical employees, particularly project managers and technical specialists, are in great demand, we believe we can compete favorably in hiring such personnel by offering competitive compensation packages and attractive assignment opportunities. We expect to face competition from many businesses, including those with greater name recognition, more resources (both human and financial), a wider range of services and a longer operating history than we do. Our competitors may also leverage their existing relationships with companies, expertise and established reputations to increase their share of the market. Furthermore, we consider the barriers to entry in our expected market to be low since substantial capital investment is not required, so it is likely that we will face many additional competitors in the future. Although we believe that we will be able to compete successfully in this market, we cannot assure you that we will be able to do so.

EMPLOYEES

     We are a development stage company and currently have no employees other than our executive officers, Mr. Li Sze Tang and Mr. Lau Hing Bun. As part of our business plan, we initially plan to hire IT consultants.

LITIGATION

         We are not currently subject to any material legal proceedings

FACILITIES

     We have no real property and currently operate from limited office space provided to us by First Asia International Holdings Limited ("First Asia"), for which we pay no rent. First Asia's address is located at Unit 1502, 15th Floor, World Wide House, 19 Des Voeux Road Central, Hong Kong, SAR. We do not believe that it will be necessary to obtain additional office space within the foreseeable future until our business plan is more fully developed, at which time we may need additional office facilities.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following sets forth certain information with respect to our directors and executive officers as of the date of this prospectus.

NAME                    AGE          POSITIONS                                      ADDRESS

Li Sze Tang             46           Chief  Executive  Officer and Chairman of the  Rooms 3505-06, 35th Floor,
                                       Board of Directors                           Edinburgh Tower, The Landmark,
                                                                                    15 Queen's Road Central
                                                                                    Hong Kong



Lau Hing Bun            34           Chief Financial Officer and Director           Rooms 3505-06, 35th Floor,
                                                                                    Edinburgh Tower, The Landmark,
                                                                                    15 Queen's Road Central
                                                                                    Hong Kong

     The following is a brief account of the business experience of each of our directors and executive officers.

     Mr. Li Sze Tang is the founder and is currently an executive director of First Asia Capital Investment Limited, an investment company listed on the Main Board of the Stock Exchange of Hong Kong Limited, and has been a director since July 4, 2002. From 1999 to 2002 he was an executive and a director of Thiz Technology Group Limited, an IT company specializing in developing and providing Linux solutions, which he founded and which is listed on the Growth Enterprises Market of the Stock Exchange of Hong Kong Limited. He has worked in the banking and finance field and computer industries for more than 18 years, with extensive experience in investment banking, fund management, venture capital financing and risk management. Mr. Li was the treasurer and finance director of Carlingford Swire Assurance Group and an associate director of HSBC Asset Management (Asia Pacific) Limited, overseeing the management of eight principal departments. Mr. Li holds a Master's Degree in Science specializing in the management of New
Ventures  from  the  Imperial  College  of  Science,  Technology  and  Medicine,
University  of London  and a  Master's  Degree in  Economic  Law from  Zhongshan
University of the People's Republic of China. He is also a Fellow Member of Chartered Institute of Management Accountants (FCMA), the United Kingdom and the Hong Kong Society of Accountants (FHKSA) and an associate member of the Institute of Management Consultancy, the United Kingdom.

     Mr. Lau Hing Bun, has over eight years of experience in developing IT networking system and programming. He graduated from The Chinese University of Hong Kong with a Bachelor's Degree in Engineering. Mr. Lau was a System Manager and Network Engineer with a number of hi-tech firms. He also lectured undergraduate computer courses at The Chinese University of Hong Kong.

DIRECTORS' ACTIVITIES OUTSIDE OF OUR BUSINESS AND THE PART-TIME NATURE OF THEIR EMPLOYMENT

     Other than his position as Chief Executive Officer and Director of Media Century International Limited, Mr. Li Sze Tang is also employed as an executive director of First Asia Capital Investment Limited. He is also currently a director of First Asia Finance Group Limited, First Asia Private Equity Investment Limited, First Asia Nominees Limited, First Asia International Holdings Limited, First Asia Capital Investment Limited, First Asia Asset Management Limited, iPacific Asset Management Limited, and Apex Wealth Enterprises Limited. Each of these companies are affiliated. Mr. Li is the chief executive officer and chairman of the board of directors of Apex Wealth Enterprises Limited, and he is the chairman of First Asia Capital Investment Ltd. and First Asia Finance Group Ltd. Mr. Lau is not employed with any other company and hold no outside directorships.

     Mr. Li will be working on our behalf on a part-time basis. Until we begin providing consulting services to our clients, Mr. Li's initial involvement in the every day operations of our business will be limited to three hours a week. As the business develops, Mr. Li will increase his participation by marketing our services and developing client relationships, and we believe that he will devote no more than five hours a week to the every day operations of our business.

BOARD OF DIRECTORS PRACTICES

     Our directors serve a one-year term or until their successor is elected and qualified. Our board of directors has not established an audit committee or a remuneration committee at this time.

DIRECTORS' AND OFFICER'S COMPENSATION

     None of our directors or officers has received any remuneration from us. Although there is no current plan, it is possible that as our business develops, we may adopt a plan to pay our directors and/or officers compensation for services rendered to implement our business plan. Our directors and officers are not currently subject to any service or employment contract with us. We have no stock option plan, retirement scheme, incentive programs, pension or profit sharing programs for the benefit of our director and officers; however, the board of directors may adopt one or more of these programs in the future.

                           RELATED PARTY TRANSACTIONS

     From July 18, 2002 (the date of inception) to the date of this prospectus, we have not entered into any related party transactions, other than the issuance of 100,000 shares of common stock to each of Mr. Li Sze Tang and Mr. Lau Hing Bun.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of our common stock as of November 5, 2004 by:

o each person who is known by us to own beneficially more than 5% of the outstanding common stock,

o    each of our current executive officers and directors,

o    all of our current executive officers and directors as a group.

     As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any common share.

                                                    COMMON STOCK BENEFICIALLY        COMMON STOCK BENEFICIALLY

                                                  OWNED PRIOR TO THIS OFFERING       OWNED AFTER THIS OFFERING

BENEFICIAL OWNER

                                                     NUMBER          PERCENT          NUMBER          PERCENT

Li Sze Tang ................................        100,000            50%               100,000      33.33%

Lau Hing Bun....................................    100,000            50%               100,000      33.33%

Note:  The principal place of business of Mr. Li and Mr. Lau is at Unit 1502, 15th Floor, Worldwide House, 19 Des
Voeux Road Central, Hong Kong

                           DESCRIPTION OF COMMON STOCK

GENERAL

     Our authorized share capital consists of 500,000 shares of common stock, each with a par value of $0.10 per share. As of July 31, 2004, there were 200,000 common stock issued and outstanding. We have no authorized preferred shares.

     Each share of common stock is entitled to one vote on all matters submitted to a vote by shareholders, including the election of directors. There are no cumulative voting rights in the election of directors. All shares of common stock are equal to each other with respect to liquidation and dividend rights and are entitled to receive dividends if and when our board declares them out of funds legally available for distribution under BVI law. Upon our liquidation, all assets available for distribution are distributable among shareholders according to their respective holdings. There are no preemptive rights to purchase any additional, unissued shares of common stock.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

     We anticipate that the initial trading in our common stock will be subject to the "penny stock" rules. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our common stock, which could severely limit the market price and liquidity of our securities.

                     MEMORANDUM AND ARTICLES OF ASSOCIATION

CORPORATE POWERS.

     We have been registered as a limited liability company in the BVI since July 18, 2002 under British Virgin Islands International Business Companies number 505825. Pursuant to Clause 4 of our Memorandum of Association the objects for which we are established are to engage in any act or activity that is not prohibited under any law for the time being in force in the BVI.

DIRECTORS.

     No agreement or transaction between us and one or more of our directors or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transaction are disclosed in good faith or are known by the other directors. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

     With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to us.

     The directors may by resolution of directors exercise all the powers of the company to borrow money and to mortgage or charge our undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of us or of any third party.

     There is no age limit requirement for retirement or non-retirement of directors. A director shall not require a share qualification. Directors are not required to stand for election at staggered intervals.

SHARE RIGHTS, PREFERENCES AND RESTRICTIONS.

     Dividends. We may by a resolution of directors declare and pay dividends in money, shares, or other property, but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie, the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed. All our shares have the same rights with regards to dividends and distribution upon our liquidation. All dividends unclaimed for three years after having been declared may be forfeited by resolution of the directors for our benefit.

     Voting Rights and Redemption. We only have one class of common shares. All common shares have one vote each and are subject to redemption, purchase or acquisition by us for fair value. We may purchase, redeem or otherwise acquire and hold our own shares but only out of surplus or in exchange for newly issued shares of equal value.

CHANGING SHARE RIGHTS.

     If at any time the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, whether or not we are being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of any other class or series of shares which may be affected by such variation.

SHAREHOLDERS' MEETINGS.

     The directors may convene meetings of our members at such times and in such manner and places within or outside the BVI as the directors consider necessary or desirable. The directors shall convene such a meeting upon the written request of members holding ten percent or more of our outstanding voting shares. The directors shall give not less than seven days' notice of the meeting to those persons whose names on the date the notice is given appear as members in the share register and are entitled to vote at the meeting.

RESTRICTIONS ON RIGHTS TO OWN SECURITIES.

         There are no limitations on the rights to own our securities.

CHANGE IN CONTROL PROVISIONS.

     There are no provisions of our Memorandum of Association and Articles of Association that would have an effect of delaying, deferring or preventing a change in our control and that would have operate only with respect to a merger, acquisition or corporate restructuring involving us.

DISCLOSURE OF SHARE OWNERSHIP.

     There are no provisions in our Memorandum of Association and Articles of Association which require that shareholder ownership must be disclosed.

CERTAIN DIFFERENCES BETWEEN U.S. AND BVI COMPANY LAWS

     In most U.S. jurisdictions, majority and controlling shareholders of a company generally have certain "fiduciary" responsibilities to its minority shareholders. Corporate actions taken by majority and controlling shareholders which are patently unreasonable and materially detrimental to minority shareholders may be declared null and void. Minority shareholder protection under BVI law may not be as protective in all circumstances as the law protecting minority shareholders in U.S. jurisdictions.

     Unlike most U.S. jurisdictions, our Memorandum of Association allows our directors to take certain actions without shareholder approval, including amending our Memorandum and Articles of Association or increasing or reducing our authorized share capital. In most U.S. jurisdictions, these actions which would require shareholder approval. Additionally, unlike most U.S. jurisdictions, the directors of a BVI company, subject in certain cases to court approval but without shareholder approval, may, among other things, implement a reorganization, certain mergers or consolidations, the sale, transfer, exchange or disposition of any assets, property, part of the business, or securities of the company, or any combination, if they determine it is in the best interests of the company, its creditors, or its shareholders.

     Similar to the laws of most U.S. jurisdictions, BVI law does permit shareholder derivative actions against its directors. However, the circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company incorporated and/or existing in the U.S.

     As with most U.S. jurisdictions, the business and affairs of a company established in the BVI are managed by the company's board of directors. In most U.S. jurisdictions, directors owe a fiduciary duty to the company and its shareholders, including a duty of care, under which directors must properly apprise themselves of all reasonably available information, and a duty of loyalty, under which they must protect the interests of the company and refrain from conduct that injures the company or its shareholders or that deprives the company or its shareholders of any profit or advantage. Under BVI law, liability of a director to the company is primarily limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company. However, under our Articles of Association, we are authorized to indemnify any director or officer who is made or threatened to be made a party to a legal or administrative proceeding by virtue of being one of our directors or officers, provided such person acted honestly and in good faith and with a view to our best interests and, in the case of a criminal proceeding, such person had no reasonable cause to believe that his conduct was unlawful. Pursuant to our Articles of Association, if any director or officer is successful in defense of any civil, administrative or criminal proceedings that director or officer is entitled to be indemnified against all judgments, fines and amounts paid in settlement and reasonably incurred by that director or officer in connection with those proceedings.

     The above description of certain differences between BVI and U.S. corporate laws is only a summary and does not purport to be complete or to address every applicable aspect of such laws. However, we believe that all material differences are disclosed above.

CHANGES IN CAPITAL

     Requirements to effect changes in capital are not more stringent than is required by law.

MATERIAL CONTRACTS

     We are in our early developmental stage, and we have not entered into any material contracts and specifically no material contracts outside the ordinary course of our business.

EXCHANGE CONTROLS

         BVI and Hong Kong

     There are no material exchange controls restrictions on payment of dividends, interest or other payment to the holders of our common stock or on the conduct of our operations either in Hong Kong, where our principal executive offices are located, or the BVI, where we are incorporated. There are no material BVI laws which impose any material exchange controls on us or that affect the payment of dividends, interest or other payment to nonresident holders of our common stock. BVI law and our Memorandum and Articles of Association imposes no material limitations on the right of non-residents or foreign owners to hold or vote our common stock.

                                    TAXATION

     THE FOLLOWING IS A SUMMARY OF THE MATERIAL BVI TAX CONSEQUENCES OF AN INVESTMENT IN OUR COMMON STOCK BASED UPON LAWS AND RELEVANT INTERPRETATIONS THEREOF IN EFFECT AS OF THE DATE OF THIS PROSPECTUS, ALL OF WHICH ARE SUBJECT TO CHANGE. THIS SUMMARY DOES NOT DEAL WITH ALL POSSIBLE TAX CONSEQUENCES RELATING TO AN INVESTMENT IN OUR COMMON STOCK, SUCH AS THE TAX CONSEQUENCES UNDER STATE, LOCAL AND OTHER TAX LAWS.

BRITISH VIRGIN ISLANDS TAXATION

     Currently, there is no income tax treaty or convention in effect between the United States and the BVI.

     Pursuant to the International Business Companies Act of the British Virgin Islands in effect as of the date of this prospectus, holders of common stock who are not residents of the BVI are exempt from BVI income tax on dividends paid with respect to the common stock, and all holders of common stock are not liable for BVI income tax on gains realized during that year on sale or disposal of such shares. The BVI does not impose a withholding tax on dividends paid by a company incorporated under the International Business Companies Act.

     There are no capital gains, gift or inheritance taxes levied by the BVI government on companies incorporated under the International Business Companies Act. In addition, transfers of the common stock of a BVI company is not subject to transfer taxes, stamp duties or similar charges or levies.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has not been any public market for our shares of common stock, and no prediction can be made as to the effect, if any, that market sales of common stock or the availability of shares for sale will have on the market price of the common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

     Upon completion of this offering, we will have outstanding 300,000 shares of common stock. Of these shares of common stock, the common stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act, except for any shares held by our "affiliates", as such term is defined by Rule 144 under the Securities Act. The remaining 200,000 shares, and any shares purchased by affiliates in this offering, will be "restricted shares" as defined in Rule 144.

                                  LEGAL MATTERS

     The law firm of Conyers, Dill & Pearman, British Virgin Islands, has given us its opinion that upon issuance, the shares will be duly authorized, legally issued, fully paid and non assessable common stock of our company. Conyers, Dill & Pearman has not passed on any other legal matters in connection with this offering.

DISCLOSURE  OF  COMMISSION   POSITION  ON  INDEMNIFICATION  FOR  SECURITIES  ACT
LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described in "Management," or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The financial statements included in this prospectus have been audited by PKF, CPA, Hong Kong, certified public accountants, Member of the Hong Kong Society of Accountants, 26/F, Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                             ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act, including exhibits and schedules, with respect to the common shares to be sold pursuant to this prospectus. This offering circular does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For further information with respect to us and our common stock, reference is made to the registration statement and the exhibits and schedules thereto.

     Upon completion of this offering, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended, applicable to foreign private issuers. As a result, we will be required to file reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. We also intend to submit to the SEC quarterly reports on Form 6-K which will include unaudited quarterly financial information, for the first three quarters of each fiscal year, in addition to our annual report on Form 20-F which will include audited annual financial information. These reports and other information filed or to be filed by us can be inspected and copied at the public reference facilities maintained by the SEC at:

Judiciary Plaza
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

     Copies of these materials can also be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates or on the SEC website at www.sec.gov using the EDGAR system, free of charge.

     As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

                       MEDIA CENTURY INTERNATIONAL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED JULY 31, 2004 AND 2003 AND

                           PERIOD ENDED JULY 31, 2002

                                                                         Page

  Report of Independent Registered Public Accounting Firm                 F-2

  Balance Sheets as of July 31, 2004 and 2003                             F-3

  Statements of Operations for the cumulative period and year ended July 31, 2004, year ended July 31, 2003

    and period ended July 31, 2002                                        F-4

  Statements of Stockholders' Equity (Deficit) for the years ended
    July 31, 2004 and 2003 and period ended July 31, 2002                 F-5

  Statements of Cash Flows for the cumulative period and year ended July 31, 2004, year ended July 31, 2003

    and period ended July 31, 2002                                        F-6

  Notes to the Financial Statements                                       F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Media Century International Limited
(A Development Stage Company)



     We have audited the accompanying balance sheets of Media Century International Limited (a development stage company) as of July 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended July 31, 2004 and 2003 and for the period from July 18, 2002 (date of incorporation) to July 31, 2004 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Media Century International Limited (a development stage company) as of July 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended July 31, 2004 and 2003 and for the period from July 18, 2002 (date of incorporation) to July 31, 2004 and 2002 in conformity with accounting principles generally accepted in the United States of America.

PKF

Certified Public Accountants
Hong Kong

August 31, 2004

                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                                  BALANCE SHEETS

                                           AS OF July 31, 2004 and 2003

                                                                                          2004                 2003
                                                                      Note                 US$                  US$

ASSETS

Current assets

    Cash and cash equivalents                                            1              18,668               20,000
                                                                                ---------------
                                                                                ---------------      ---------------

Total assets                                                                            18,668               20,000
                                                                                ===============      ===============
                                                                                ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Amount due to a director                                             2               1,445                1,445
    Accrued expenses                                                                     1,667                1,282
                                                                                ---------------      ---------------
                                                                                ---------------

    Total liabilities                                                                    3,112                2,727
                                                                                ---------------      ---------------
                                                                                ---------------      ---------------

Commitments and contingency                                              5                   -                    -

Stockholders' equity
    Common stock, US$0.1 par value :
      500,000 shares authorised :
      200,000 shares issued and outstanding
      at July 31, 2004 and 2003                                                         20,000               20,000
                                                                                ---------------      ---------------

                                                                                        20,000               20,000
    Deficit accumulated during the development stage                                    (4,444 )             (2,727 )
                                                                                ---------------
                                                                                ---------------      ---------------

Total stockholders' equity                                                              15,556               17,273
                                                                                ---------------      ---------------
                                                                                ---------------      ---------------

Total liabilities and stockholders' equity                                              18,668               20,000
                                                                                ===============      ===============

See accompanying notes to financial statements.


                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                             STATEMENTS OF OPERATIONS

                                   FOR THE PERIOD AND YEAR ENDED JULY 31, 2004,

                                           YEAR ENDED JULY 31, 2003 AND

                                    PERIOD FROM JULY 18, 2002 TO July 31, 2002

                                             July 18, 2002                                             July 18, 2002

                                            (date of                                                  (date of
                                            incorporation)          Year ended         Year ended     incorporation)
                                               to July 31,       July 31, 2004      July 31, 2003        to July 31,
                                                      2004                                                      2002
                                   Note                US$                 US$                US$                US$

Revenue                                                  -                   -                  -                  -

Expenses

    Formation expenses                               1,026                   -                  -              1,026
    General and administrative
      expenses                                       3,418               1,717              1,410                291
                                            ---------------    ----------------   ----------------    ---------------
                                            ---------------    ----------------   ----------------

Loss from operations                                (4,444 )            (1,717 )           (1,410 )           (1,317 )
Income taxes                          3                  -                   -                  -                  -
                                            ---------------    ----------------   ----------------    ---------------
                                            ---------------    ----------------   ----------------    ---------------

Net loss                                            (4,444 )            (1,717 )           (1,410 )           (1,317 )
                                            ===============    ================   ================
                                            ===============    ================   ================    ===============

Net loss per common share :           4
    Basic                                            (0.02 )             (0.01 )            (0.01 )            (0.00 )
                                            ===============    ================   ================    ===============
                                            ===============    ================   ================    ===============
    Diluted                                          (0.02 )             (0.01 )            (0.01 )            (0.00 )
                                            ===============    ================   ================
                                            ===============    ================   ================    ===============

Weighted average shares :

         Basic                                     200,000             200,000            200,000            200,000
                                            ===============    ================   ================    ===============
                                            ===============    ================   ================    ===============
    Diluted                                        200,000             200,000            200,000            200,000
                                            ===============    ================   ================    ===============

See accompanying notes to financial statements.

                       MEDIA CENTURY INTERNATIONAL LIMITED

                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED JULY 31, 2004 AND 2003 AND

                   PERIOD FROM JULY 18, 2002 TO July 31, 2002

                                  Common stock

                          ----------------------------
                          ----------------------------

                                                                                         Accumulated

                                                            Shares        Amount             deficit          Total
                                                                             US$                 US$            US$

Issuance of common stock on July 18, 2002                   20,000        20,000                   -         20,000

Less : Amounts due from stockholder

            for issuance of common stock                         -       (20,000)                  -        (20,000)

Net loss                                                         -             -              (1,317)        (1,317)
                                                     --------------  ------------ ------------------- --------------

Balance, July 31, 2002                                      20,000             -              (1,317)        (1,317)

Sub-division of common stock :
    on August 1, 2002                                      180,000             -                   -              -

Payment of amount due from stockholder                           -        20,000                   -         20,000

Net loss                                                         -             -              (1,410)        (1,410)
                                                     --------------  ------------ ------------------- --------------
                                                     --------------  ------------ ------------------- --------------

Balance, July 31, 2003                                     200,000        20,000              (2,727)        17,273

Net loss                                                         -             -              (1,717)        (1,717)
                                                     --------------  ------------ ------------------- --------------
                                                     --------------  ------------ ------------------- --------------

Balance, July 31, 2004                                     200,000        20,000              (4,444)        15,556
                                                     ==============  ============ =================== ==============

See accompanying notes to financial statements.

                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                             STATEMENTS OF CASH FLOWS

                                   FOR THE PERIOD AND YEAR ENDED JULY 31, 2004,

                                           YEAR ENDED JULY 31, 2003 AND

                                    PERIOD FROM JULY 18, 2002 TO July 31, 2002

                                            July 18, 2002                                            July 18,  2002

                                          (date of                                                  (date of
                                           incorporation)         Year ended         Year ended      incorporation)
                                              to July 31,      July 31, 2004      July 31, 2003         to July 31,
                                                     2004                                                      2002
                                                      US$                US$                US$                 US$

Cash flows from operating activities :
    Net loss                                       (4,444 )           (1,717 )           (1,410 )            (1,317 )
    Changes in liabilities :
        Increase/(decrease) in accrued

          expenses                                  1,667                385                (35 )             1,317
                                          ----------------   ----------------   ----------------    ----------------
                                          ----------------   ----------------   ----------------

    Net cash used in operating activities          (2,777 )           (1,332 )           (1,445 )                 -
                                          ----------------   ----------------   ----------------    ----------------
                                          ----------------   ----------------   ----------------    ----------------

Cash flows from financing activities :
    Proceeds   from  issuance  of  common          20,000                  -             20,000                   -
stock

    Advance from a director                         1,445                  -              1,445                   -
                                          ----------------   ----------------   ----------------    ----------------
                                          ----------------   ----------------   ----------------    ----------------

    Net  cash   provided   by   financing          21,445                  -             21,445                   -
activities

                                          ----------------   ----------------   ----------------    ----------------
                                          ----------------   ----------------   ----------------

Net change in cash and cash equivalents            18,668             (1,332 )           20,000                   -

Cash and cash equivalents, beginning of
  period                                                -             20,000                  -                   -
                                          ----------------   ----------------   ----------------    ----------------
                                          ----------------   ----------------   ----------------    ----------------

Cash and cash equivalents, end of period           18,668             18,668             20,000                   -
                                          ================   ================   ================    ================

See accompanying notes to financial statements.


                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                           NOTES TO FINANCIAL STATEMENTS

                                  FOR THE YEARS ENDED JULY 31, 2004 AND 2003 AND

                                            PERIOD ENDED JULY 31, 2002

1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         The Company and basis of presentation

          The purpose of Media Century International Limited ("the Company") is IT consulting and outsourcing services provider. The Company's fiscal year end is July 31.

          The Company was incorporated under the International Business Companies Act of the British Virgin Islands on July 18, 2002 as a company with limited liability with authorised capital of US$50,000 divided into 50,000 shares of common stock at US$1 par value.

          On August 1, 2002, the authorised capital had been subdivided into 500,000 shares of common stock at US$0.1 par value.

          The Company is a development stage enterprise and has not yet generated any revenue during the reporting periods. During the reporting periods, the sole activity of the Company is the issuance of common stocks.

         Cash and cash equivalents

          Cash and cash equivalents are short-term, highly liquid investments with original maturities of three months or less.

         Income taxes

          The Company accounts for income tax under the provisions of Statement of Financial Accounting Standard No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of the events that have been included in the financial statements or tax returns. Deferred income taxes are recognised for all significant temporary differences between tax and financial statements bases of assets and liabilities. Deferred tax assets are reflected at the net realizable value.

                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                           NOTES TO FINANCIAL STATEMENTS

                                  FOR THE YEARS ENDED JULY 31, 2004 AND 2003 AND

                                            PERIOD ENDED JULY 31, 2002

1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

         Foreign currency translation and transactions

          The Company uses Hong Kong dollars ("HK$") as the functional currency. Transactions denominated in currencies other than HK$ are translated into HK$ at the applicable rates of exchange prevailing at the dates of the transactions. Monetary assets and liabilities denominated in other currencies are translated into HK$ at rates of exchange at the balance sheet dates. Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

          For financial reporting purposes, HK$ has been translated into United States dollars ("US$") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income - foreign currency translation adjustments". Gains and losses resulting from foreign currency transactions are included in other comprehensive income (expenses). Foreign currency translation adjustments in the reporting period were not material.

         Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       AMOUNT DUE TO A DIRECTOR

         The amount is interest free, unsecured and repayable within one year.

3.       INCOME TAXES

          The Company has net operating loss at July 31, 2004, 2003 and 2002 for Hong Kong profits tax purpose.

                                        MEDIA CENTURY INTERNATIONAL LIMITED

                                           (A DEVELOPMENT STAGE COMPANY)

                                           NOTES TO FINANCIAL STATEMENTS

                                  FOR THE YEARS ENDED JULY 31, 2004 AND 2003 AND

                                            PERIOD ENDED JULY 31, 2002

4.       NET LOSS PER COMMON SHARE

          Net loss per common share is calculated on the basis of the weighted average number of common shares outstanding during the reporting periods.

5.       COMMITMENTS AND CONTINGENCIES

          There was no significant commitments or contingent liabilities as of July 31, 2004 and 2003.

6.       CONCENTRATIONS OF CREDIT RISK

          Cash and cash equivalents are financial instruments that potentially subject the Company to concentrations of credit risk.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

     Pursuant to BVI law, liability of a director to the company is basically limited to cases of willful malfeasance in the performance of his duties or to cases where the director has not acted honestly and in good faith and with a view to the best interests of the company.

     However, subject to the limitations provided below, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of us; or (b) is or was, at our request, serving as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     We may only indemnify a person if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     We may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of us, or who at our the request is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not we have or would have had the power to indemnify the person against the liability as provided in our Articles of Association.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES

     The following sets forth information relating to all of our securities which we sold since July 18, 2002, the date of our inception. All of such shares of common stock were purchased at a price of $.01 per share, which was paid for in cash.

---------------------------------------------- ---------------- ---------------------------------------------------
NAME                                           DATE             NUMBER OF  COMMON STOCK

---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
FIRST ASIA INTERNATIONAL HOLDINGS LIMITED      7/18/2002        100,000 (AFTER STOCK SPLIT)

---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
LAU HING BUN                                   7/18/2002        100,000 (AFTER STOCK SPLIT)
---------------------------------------------- ---------------- ---------------------------------------------------
---------------------------------------------- ---------------- ---------------------------------------------------
TOTAL                                                           200,000

---------------------------------------------- ---------------- ---------------------------------------------------
Note:  Mr.  Li Sze Tang  owns of 50% and his wife  owns the  other  50% of all the  issued  and  outstanding  share capital of First Asia International Holdings Limited.

     The 100,000 shares of common stock sold by us to First Asia International Holding Limited and the 100,000 shares of common stock sold by us to Lau Hing Bun were not registered under the Securities Act of 1933. All of the shares of common stock were offered and issued outside the United States, pursuant to Regulation S under the Securities Act of 1933. First Asia International Holdings Limited, and its beneficial owner Mr. Li Sze Tang and Mr. Lau Hing Bun, respectively, are entities and/or individuals who were not citizens or residents of the United States. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a list of exhibits filed as a part of this registration statement:

EXHIBITS

EXHIBIT          DESCRIPTION

  NUMBER

   3.1*        Memorandum of Association of Media Century International Limited
   3.2*        Articles of Association of Media Century International Limited
   3.3*        Resolution to Amend the Authorized Share Capital of
               Media Century International Limited
   4.1*        Specimen Certificate for shares of our common stock
   5.1         Form of Legal Opinion of Conyers Dill & Pearman regarding
               the legality of the common stock
   5.2         Form of Tax Opinion of Conyers Dill & Pearman
   23.1        Consent of PKF, CPA.
   23.2        Consents of Conyers Dill & Pearman (included in Exhibits 5.1 and 5.2)

 * Previously filed

SCHEDULES

     All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and notes thereto.

ITEM 9.  UNDERTAKINGS

         We hereby undertake that we will:

     (1) File, during any period in which we offer or sell securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii)include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) For the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof;

     (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) File a post-effective amendment to the registration statement to include any financial statements required by section 210.3-19 at the start of any delayed offering or throughout a continuous offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, People's Republic of China, on this 5th day of November 2004.

                         Media Century International Limited

                         By:  /s/ Li Sze Tang

                         ---------------------------------------
                          LI SZE TANG
                           CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF
                           THE BOARD OF DIRECTORS

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this 5th day of November, 2004.

         SIGNATURES                       CAPACITY                  DATE

       /S/ LI SZE TANG

_____________________________  Chief Executive Officer and      November 5,
         LI SZE TANG           Chairman of the Board                2004
                               (Principal Executive Officer)



       /S/ LI SZE TANG         Attorney-in-fact for Lau Hing
_____________________________  Bun, Chief Financial Officer     November 5,
        LAU HING BUN           and                                  2004
                               Director (Principal Financial
                               and Accounting Officer)


       /S/ LI SZE TANG

_____________________________  Attorney-in-Fact for Michael     November 5,
         MICHAEL LIN           Lin                                  2004
                               Authorized Representative in
                               the United States

                                  EXHIBIT INDEX

EXHIBIT        DESCRIPTION OF EXHIBIT

  NUMBER

   3.1*       Memorandum of Association of Media Century International Limited
   3.2*       Articles of Association of Media Century International Limited
   3.3*       Resolution to Amend the Authorized Share Capital of Media
              Century International Limited
   4.1*       Specimen Certificate for shares of our common stock
   5.1        Form of Legal Opinion of Conyers Dill & Pearman regarding the legality of the common stock
   5.2        Form of Tax Opinion of Conyers Dill & Pearman
   23.1       Consent of PKF, CPA.
   23.2       Consents of Conyers Dill & Pearman (included in Exhibits 5.1 and 5.2)

* Previously filed